UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

Onconetix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On December 21, 2023, Onconetix, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission in connection with the Company’s acquisition of Proteomedix AG (“Proteomedix”), which Original Form 8-K was amended on December 27, 2023 and February 27, 2024 to, among other things, include the historical audited and interim financial statements of Proteomedix required by Item 9.01(a) of Form 8-K (the “Proteomedix Financial Statements”) and the pro forma combined financial information required by Item 9.01(b) of Form 8-K that were not included in the Original Form 8-K (together with the Proteomedix Financial Statements, the “Proteomedix Financial Information”) in reliance on the instructions to such item. This Amendment No. 3 on Form 8-K/A further amends the Original Form 8-K to add as an exhibit required by Item 9.01(d) a consent from BDO AG, Proteomedix’s independent registered public accounting firm (“BDO”) to incorporate by reference BDO’s audit report included in the Proteomedix Financial Information into certain of the Company’s registration statements. Except as described above, all other information in the Original Form 8-K remains unchanged.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

23.1	Consent of BDO AG.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onconetix, Inc.

Date: March 12, 2024	By:	/s/ Bruce Harmon
Bruce Harmon
Chief Financial Officer

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